As filed with the Securities and Exchange Commission on May 8, 2017

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENDRA LIFE SCIENCES INC.
(Exact name of registrant as specified in its charter)

Delaware	3845	26-0579295
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

ENDRA Life Sciences Inc.
3600 Green Court, Suite 350
Ann Arbor, MI 48105
(734) 335-0468

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Francois Michelon
Chief Executive Officer
ENDRA Life Sciences Inc.
3600 Green Court, Suite 350
Ann Arbor, MI 48105
(734) 335-0468

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark R. Busch K&L Gates LLP 214 North Tryon St., 47th Floor Charlotte, North Carolina 28202 Telephone: (704) 331-7440	Jonathan R. Zimmerman Ben A. Stacke Faegre Baker Daniels LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402-3901 Telephone: (612) 766-7000

As soon as practicable after the effective date of this Registration Statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-214724

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)	Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, par value $0.0001 per share, and a Warrant to purchase one share of Common Stock(3)	322,000	$5.50	$1,771,000	$205.26
Common Stock included in the units	--	$--	$--	$--
Warrants to purchase Common Stock included in the units(4)	--	$--	$--	$--
Common Stock underlying Warrants included in the units(3)	322,000	$6.88	$2,215,360	$256.76
Underwriters' Warrants(4)(5)	--	$--	$--	$--
Shares of Common Stock underlying Underwriters' Warrants(5)	25,760	$6.88	$177,229	$20.54
Total Registration Fee(6)			$4,163,589	$482.56

(1)
Represents only the additional number of securities being registered, including the 42,000 Units that the underwriters have the option to purchase to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-214724).

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended. Includes the offering price of the units that the underwriters have the option to purchase to cover over-allotments, if any.

(3)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, there is also being registered hereby such indeterminate number of additional shares of common stock of the registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(4)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

(5)
Represents warrants granted to the underwriters to purchase shares of common stock in an amount up to 8% of the number of shares sold to the public in the offering. See “Underwriting” contained within the Registration Statement on Form S-1, as amended (File No. 333-214724), for information on underwriting arrangements relating to the offering.

(6)	The Registrant previously paid filing fees of $2,412.79 in connection with previous filings of its Registration Statement on Form S-1, as amended (File No. 333-214724).

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 (the “462(b) Registration Statement”) is being filed by ENDRA Life Sciences Inc. (the “Company”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and relates to the public offering (the “Offering”) of units (“Units”) contemplated by the Registration Statement on Form S-1 (File No. 333-214724) (the “Prior Registration Statement”), which was initially filed on November 21, 2016, and which, as amended, was declared effective by the Securities and Exchange Commission on May 8, 2017. This 462(b) Registration Statement covers the registration of 322,000 Units of the Company to be sold to the public in the Offering, each Unit consisting of one share of common stock, par value $0.0001 per share (“Common Stock”), and a warrant (“Warrant”) to purchase one share of Common Stock, 322,000 shares of Common Stock underlying the Warrants included in the Units, and 25,760 shares of Common Stock underlying Warrants granted to the underwriters in an amount up to 8% of the number of Units sold to the public in the Offering. 42,000 of the additional Units of the Company registered hereunder are subject to the exercise of the underwriters’ option to purchase additional Units to cover over-allotments, if any. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are hereby incorporated by reference into this 462(b) Registration Statement. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on this 8th day of May, 2017.

ENDRA Life Sciences Inc. /s/ Francois Michelon Francois Michelon Chief Executive Officer and Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: May 8, 2017	/s/ Francois Michelon Francois Michelon Chief Executive Officer and Director (Principal Executive Officer)
Dated: May 8, 2017	/s/ David R. Wells David R. Wells Chief Financial Officer (Principal Financial and Accounting Officer)
Dated: May 8, 2017	/s/ *** Anthony DiGiandomenico, Director
Dated: May 8, 2017	/s/ *** Sanjiv Gambhir, M.D., Ph.D, Director
Dated: May 8, 2017	/s/ *** Michael Harsh, Director
Dated: May 8, 2017	/s/ *** Alexander Tokman, Director
*** By: /s/ Francois Michelon Francois Michelon Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description of Document
5.1	Opinion of K&L Gates LLP
23.1	Consent of RBSM LLP, Independent Registered Public Accounting Firm
23.2	Consent of K&L Gates LLP (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 File No. 333-214724)